Exhibit 99.1
Novocure Appoints Dr. Nicolas Leupin as Chief Medical Officer

ROOT, Switzerland – Novocure (NASDAQ: NVCR) today announced the appointment of Nicolas Leupin, M.D., Ph.D., MBA to the role of Chief Medical Officer. Dr. Leupin brings a proven track record of leadership and accomplishment in the biotechnology and pharmaceutical industries, as well as extensive experience as a medical oncologist and educator. At Novocure, Dr. Leupin will oversee medical affairs, medical safety, and clinical development operations as the company advances its clinical pipeline and prepares to treat an expanded patient population.

“It is a pleasure to welcome Dr. Leupin to Novocure as our new Chief Medical Officer,” said Asaf Danziger, Novocure’s Chief Executive Officer. “Nicolas brings a wealth of knowledge and experience from some of the most innovative oncology companies in the world, as well as a dedication to patients that is core to Novocure’s mission. I am confident that his expertise will be instrumental as Novocure enters its next chapter, treating patients with aggressive tumors of the brain, torso and abdomen.”

“I am thrilled to join Novocure’s executive leadership team and contribute to the innovation and expansion of this novel modality, Tumor Treating Fields therapy,” said Dr. Leupin. “2024 is a critical year for Novocure with multiple opportunities on the horizon and I am excited to be joining a company with such strong capabilities and aspirations to materially advance patient care.”

Before joining Novocure, Dr. Leupin served as the Chief Medical Officer at Molecular Partners, a clinical-stage biopharmaceutical company, where he led the development of multiple designed ankyrin repeat protein therapeutics. Prior to his time at Molecular Partners, Dr. Leupin served as the Chief Medical Officer at Argenx, a leader in the development of therapeutic antibodies, and was instrumental in the development of Vyvgart and other compounds. Before moving into executive leadership, Dr. Leupin held a number of clinical development leadership roles at Celgene in the myeloma and lymphoma programs.

Dr. Leupin earned his M.D. at the University of Bern, his Ph.D. from the UBFC-Université in France, and an MBA from Jones International University in the U.S. Dr. Leupin is a board certified medical oncologist with a specialty in hematological oncology. He has co-authored high-impact papers in peer-reviewed scientific journals, and is dedicated to educating the generation of oncologists through his continuing work as a lecturer of Tumor Biology at the University of Bern.
Dr. Leupin will assume the clinical and medical responsibilities held by Pritesh Shah, Novocure’s former Chief Growth Officer. As previously announced, Mr. Shah resigned his position as an executive officer effective January 1, 2024 and has agreed to become a Senior Advisor to the Chief Executive Officer in a non-executive capacity.

“I would like to thank Pritesh for his dedication and leadership over the 12 years,” said Asaf Danziger. “Pritesh has been at Novocure since the beginning of our commercial business and helped shape and build our business from scratch. I am very grateful to Pritesh and wish him a lifetime of happiness.”

About Novocure

Exhibit 99.1
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, malignant pleural mesothelioma and pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Root, Switzerland and with a growing global footprint, Novocure has regional operating centers in Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 23, 2023, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors & Media:
Ingrid Goldberg
610-723-7427
investorinfo@novocure.com
media@novocure.com